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                                                              EXHIBIT 8.1
                                   October 23, 1996





Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland 20815

CCB Holding Corporation
913 North Market Street
Suite 405
Wilmington, Delaware 19801

         Re:  Chevy Chase Master Credit Card Trust and
              Chevy Chase Master Credit Card Trust II
              Asset Backed Certificates
              Registration Statement No. 33-_____ on Form S-3
               --------------------------------------------
Ladies and Gentlemen:
          We have acted as special tax counsel for Chevy Chase Bank, F.S.B. (the "Bank"), a federally chartered stock savings bank, and CCB Holding Corporation, a Delaware corporation that is a wholly owned subsidiary of the Bank ("CCB Holding" and, together with the Bank, the "Transferors"), in connection with Registration Statement No. 33-_____ on Form S-3, as filed with the Securities and Exchange Commission (the "Commission") on October 23, 1996 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of Asset Backed Certificates (collectively, the "Certificates"), each such series representing an undivided interest in either Chevy Chase Master Credit Card Trust ("Trust I") or Chevy Chase Master Credit Card Trust II ("Trust II", and together with Trust I, the "Trusts").

         Each Series of Certificates issued by Trust I hereafter will be issued pursuant to an Amended and Restated Pooling and Servicing Agreement, between the Bank, as seller and servicer (the "Seller"), and Bankers Trust Company, as trustee, as amended from time to time pursuant to the terms thereof, and the applicable Trust I Supplement (as defined below). Such Amended and Restated Pooling and Servicing Agreement was filed with the Commission on August 9, 1994, as Exhibit 4 to Form 8-A, which exhibit is incorporated by reference into the Registration Statement as Exhibit 4.1, and was amended by the First Amendment to the Amended and Restated Pooling and Servicing Agreement, a copy of which was filed by the Bank with the Commission on November 4, 1994, as Exhibit 4.4 to Form 8-A, which exhibit is incorporated by reference into the Registration Statement as Exhibit 4.2, was further amended by the Second Amendment to the Amended and Restated Pooling and Servicing Agreement, a copy of which was filed with the Commission on August 21, 1996 as Exhibit 4.13 to Form 8-K, which exhibit is incorporated by reference into the Registration Statement as Exhibit 4.3, and was further amended by the Third Amendment to the Amended and Restated Pooling and Servicing


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Chevy Chase Bank, F.S.B.
CCB Holding Corporation
October 23, 1996
Page 2


Agreement, a copy of which was filed with the Commission on August 21, 1996 as Exhibit 4.14 to Form 8-K, which exhibit is incorporated by reference into the Registration Statement as Exhibit 4.4. The Amended and Restated Pooling and Servicing Agreement, as amended from time to time pursuant to the terms thereof, is referred to herein as the "Trust I Pooling and Servicing Agreement." The forms of Series Supplements relating to the Series of Certificates to be issued by Trust I (the "Trust I Supplements") were filed with Registration Statement No. 33-92180 as Exhibits 4.4 and 4.5, which exhibits are incorporated by reference into the Registration Statement as Exhibits 4.5 and 4.6.

         Each Series of Certificates issued by Trust II will be issued pursuant to a Pooling and Servicing Agreement, among the Bank, as transferor and servicer, CCB Holdings, as transferor, and Bankers Trust Company, as trustee, as amended from time to time pursuant to the terms thereof, and the applicable Trust II Supplement (as defined below). Such Pooling and Servicing Agreement is attached as Exhibit 4.10 to the Form 8-A filed with the Commission on July 17, 1995, which exhibit is incorporated by reference into the Registration Statement as Exhibit 4.7, and was amended by the First Amendment to the Pooling and Servicing Agreement, a copy of which was filed with the Commission on August 21, 1996 as Exhibit 4.5 to Form 8-K, which exhibit is incorporated by reference into the Registration Statement as
Exhibit 4.8, and was further amended by the Second Amendment to the Pooling and Servicing Agreement, a copy of which was filed with the Commission on August 21, 1996 as Exhibit 4.6 to Form 8-K, which exhibit is incorporated by reference into the Registration Statement as Exhibit 4.9. The Pooling and Servicing Agreement, as amended from time to time pursuant to the terms thereof, is referred to herein as the "Trust II Pooling and Servicing Agreement," and together with the Trust I Pooling and Servicing Agreement, the "Pooling and Servicing Agreements." The Forms of Series Supplements relating to the Series of Certificates to be issued by Trust II (the "Trust II Supplements," and together with the Trust I Supplements, the "Supplements") were filed as Exhibit 4.7 and Exhibit 4.8 to Registration Statement No. 33-92180, which exhibits are incorporated by reference into the Registration Statement as Exhibit 4.10 and Exhibit 4.11. Terms used herein and not defined herein shall have the meaning set forth in the Trust I Pooling and Servicing Agreement or the Trust II Pooling and Servicing Agreement, as applicable.

         We hereby confirm that the Statements set forth in the prospectus relating to the Certificates offered by the Prospectus for Trust I (the "Trust I Prospectus") and in the prospectus relating to the Certificates offered by the Prospectus for Trust II (the "Trust II Prospectus" and, together with the Trust I Prospectus, the "Prospectus") forming a part of the Registration Statement under the heading "Tax Matters," with respect to the Trust I Prospectus, and "Federal Income Tax Consequences," with respect to the Trust II Prospectus, and the statements set forth in each of the forms of prospectus supplements relating to the Certificates offered by the Prospectus (collectively, the "Prospectus Supplement") forming a part of the Registration Statement under the heading "Summary of Series Terms - Tax Status," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

         We note that the forms of Prospectus and Prospectus Supplement do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences may, under certain circumstances, require modification in the context of an actual transaction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the

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Chevy Chase Bank, F.S.B.
CCB Holding Corporation
October 23, 1996
Page 3


captions "Legal Matters" and "Tax Matters" in the Trust I Prospectus and "Legal Matters" and "Certain Federal Income Tax Consequences" in the Trust II Prospectus. In giving such consent, we do not consider that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                             Very truly yours,

                             /s/ Orrick, Herrington & Sutcliffe LLP

                             ORRICK, HERRINGTON & SUTCLIFFE LLP